UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 4, 2013, Nielsen Holdings N.V. ( “Nielsen”) announced that it will host its 2013 Investor Day on Thursday, December 12, 2013. As part of the 2013 Investor Day, among other items, Nielsen intends to provide commentary on its financial outlook for the 2013 and 2014 fiscal years.

The presentations will begin at 1:00 p.m. Eastern Time and are expected to conclude at 4:30 p.m. The event will be video broadcast live and can be accessed on Nielsen’s Investor Relations website at nielsen.com/investors. A replay and transcript will be provided on nielsen.com/investors following the event.

Forward-Looking Statements

Statements about Nielsen’s outlook and prospects are “forward-looking statements,” that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what is expected at the time such statements are made. Factors leading thereto may include without limitations general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, the integration of Arbitron, as well as legal and regulatory rules affecting Nielsen’s business and specific risk factors discussed in other releases and public filings made by Nielsen (including Nielsen’s filings with the Securities and Exchange Commission). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date they are made, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer